As a supplementary part of Employment Contract of the company, the NON-COMPETITION/ NON-DISCLOSURE Agreement only applies to those employees who have  a significant responsibility in areas of R&D, manufacturing, quality assurance, marketing, accounting, and relevant GMP supervision .The other ordinary staff are not subject to signing of the attached rules.

NON-DISCLOSURE

NON-COMPETITION

Agreement

Party A: JGAD company

Party B:  (employee)

According to the related laws, this agreement is made by and between the two parties through mutual consultation, the terms and conditions as follows:

1. Right and Obligation of Party B:

1-1.Party B is entitled to no-disclosure of the company’s confidential, relating to technical processes, formulae, machines, Business mode, suppliers of raw material, distributors, marketing, products in R&D, financial information, and relevant GMP document. Party B hereby agrees not to disclose to third party at any time, either intentionally or inadvertently, except approval by Party A according to the requirement of work.

Only authorized officials of the company are permitted to respond to inquiries for company information from media, governments, the financial community, and others.

1-2.If there would be some achievements for Intellectual Property Right, which is related with the Party B’s employment here, Party B agrees that such application should be done at the name of the company.

1-3.Party B shall not engage in any business which is competitive with Party A, no matter for third entity or for Party B oneself.

1-4. After the termination of employment of Party B, Party B shall continue to be bound by the terms of the confidentiality provisions for two years from the date of termination, including not to be engaged in a company which is directly competitive with Party A in the same products either being marketed or in development.

2.  Right and obligation of Party A

During the two years beginning from the termination of Party B’s employment, Party A is responsible for paying Party B the relevant compensation monthly. The standards are based on Party B’ individual salary, except for original bonus and benefits.

3. Liability for Breach of the Agreement

Any act of breach of contract committed shall be dealt with in accordance with the relevant regulations or laws in force at the time when such act is committed.

If the reconciliation couldn’t be made between the both sides, when dispute occurs, the arbitration or resolution by legal procedure is available.

(1). Both sides agree to arbitrate it by the Dalian Committee of Labor Arbitration, or

(2). Both parties agree to sue the lawsuit in the court of city where the contract is signed or implemented.

Party A:                                   Party B:

Dalian Jingang-Andi Bio-Products Co.,Ltd.            Signature:

Date:                                           Date: